UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported):  July 28, 2011

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	001-34279 (Commission File Number)	72-1147390 (IRS Employer Identification No.)

567 Thompson Road Houma, Louisiana (Address of principal executive offices)	70363 (Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 28, 2011, the board of directors of Gulf Island Fabrication, Inc. (the “Company”) approved (i) an amendment to the bylaws of the Company to increase the size of the board from eight to nine directors and (ii) the election of Jerry D. Dumas, Sr. as a new member of the board of directors to fill the vacancy created by such increase, effective August 1, 2011.  Mr. Dumas was appointed a Class III Director with a term expiring at the Company’s next annual meeting of shareholders in 2012.

There was no arrangement or understanding between Mr. Dumas and any other persons pursuant to which Mr. Dumas was elected as a director.  There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Mr. Dumas' election as a director.

Mr. Dumas will receive compensation for his service on the board of directors in accordance with the Company’s standard compensatory arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the caption “Director Compensation” in the Company’s 2011 Proxy Statement filed with the Securities and Exchange Commission on March 15, 2011. Mr. Dumas’ compensation as a non-employee director will be prorated to reflect the remainder of the Company’s annual non-employee director compensation program.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 28, 2011, the board of directors of the Company approved an amendment to the bylaws of the Company to increase the size of the board from eight to nine directors. A copy of the bylaws as amended and restated is attached as Exhibit 3.1 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

     (d)     Exhibits.

             The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Bylaws of the Company, as amended and restated through July 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

/s/ Robin A. Seibert
By:
Robin A. Seibert Vice President – Finance,
Chief Financial Officer and Treasurer

Dated:  August 1, 2011